SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 29, 2002

                                 INVESTCO, INC.
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             (Exact Name of registrant as specified in its charter)



         Nevada                        0-027073                    87-0361511
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(State or other jurisdiction   (Commission File Number)      (IRS Employer or
incorporation)                                               Identification No.)



            3998 FAU Boulevard, Suite 210, Boca Raton, Florida 33431
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          (Address of principal executive offices, including zip code)




Registrant's telephone number, including area code:  (561) 367-0600
                                                     ---------------
                              INTRACO SYSTEMS, INC.
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          (Former name or former address, if changed since last report)



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ITEM 1          CHANGES IN CONTROL OF REGISTRANT
ITEM 2          ACQUISITION OF ASSETS

         On December 26, 2001, Investco, Inc entered into a Stock Purchase and Exchange Agreement with First International Finance Corporation (FIFC), a Nevada Corporation. Pursuant to the terms of the Stock Purchase and Exchange Agreement, FIFC exchanged $15 million of Anglo American Plc Ordinary Shares (Nasdaq: AAUK) for 1,000,000 shares of Series C Convertible Preferred Stock, $.001 per share ("Preferred Shares") of Investco, Inc. The Preferred Shares are convertible into seven million five hundred thousand (post-reverse split) shares of common stock of Investco, Inc with a total aggregate value of $15,000,000. Investco, Inc. is authorized to use this asset as a resource to effect financings to benefit the company and client companies.

         On December 26,2001 following the closing of the Stock Purchase and Exchange Agreement, and giving effect to the conversion of the Series C Convertible Preferred Stock, Investco, Inc. FIFC would have approximately 94.4% of the issued and outstanding shares of common stock of Investco, Inc.

         Under the agreement Investco, Inc. is required to increase the authorized capital stock to 1 billion shares of Common stock and file a Preliminary Proxy Statement or Preliminary Information Statement with the Securities and Exchange Commission on a timely basis. Failure to increase capitalization would cause the Agreement to be unwound.

         FIFC was incorporated in Nevada and authorized to do business in Florida since 1987. The primary business of FIFC has been consulting services for domestic and offshore companies in guarantee analysis, claims research and operations. FIFC consults extensively with companies to develop their business plans, submission to governmental entities for approval and licensing, and assisting companies with equity contributions. In addition FIFC provides expertise to companies involved in the marine and construction industry, specifically setting up new marine operations, purchase/sale of scrap and commodities such as sugar, rice tobacco etc. and startup operations. FIFC also assists investors with management of their assets for increased investment return. They identify companies who require an asset infusion for balance sheet enhancement and collateral guarantee and structure the investments through assets exchanged for secured or asset supported preferred stock.

         In addition to the voice recognition, Investco will be focusing on various financial products and services similar to those being offered by FIFC. The company anticipates offering balance sheet enhancement, corporate note guarantees, collateral enhancements and other balance sheet enhancement products.


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

ITEM 5          OTHER EVENTS

         On January 7, 2002 Intraco Systems, Inc. legally changed its name to Investco, Inc.

         On January 29, 2002 Intraco Systems, Inc declared a one for one hundred (1:100) reverse stock split of its common stock.

ITEM 7           EXHIBITS

Exhibit No.     Description
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99.1            Stock Purchase and Exchange Agreement and Amendment
99.2            Certificate of Designations, Preferences and Other Rights and
                  Qualifications of Series C Convertible Preferred Stock
99.3            Certificate of Amendment for Name Change
99.4            Certificate of Amendment for stock Reversal.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     INVESTCO, INC.



                                     By: /s/ Robert Hildreth
                                     -------------------------------------------
                                         Robert Hildreth, Chairman of the Board


Dated:   January 22, 2002.







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